KCD FINANCIAL

MANAGING BROKER DEALER AGREEMENT

As of August 15, 2022, (the "Effective Date"), this MANAGING BROKER DEALER AGREEMENT (the "Agreement") is made by and between IGRE Capital Holdings, LLC a California Limited Liability Company (the "Sponsor"), and KCD Financial Inc, a Wisconsin Corporation, and FINRA member (the "Managing Broker Dealer"), in connection with the offering and sale by the Sponsor of Limited Partnership Units (the "Securities") in the private offering known as Investment Grade R.E. Income Fund, LP (the "Offering"). In connection with the Offering, the Sponsor has prepared an Offering Circular and filed a Form 1-A with the U.S. Securities and Exchange Commission (file No. 024-11181) initially qualified on July 22, 2020 and subsequently requalified on July, 22, 2021 and again on July 13, 2022. The Offering Circular which may be supplemented or amended from time to time is hereafter the "Memorandum."

1. Appointment of the Managing Broker Dealer.

1.1. On the basis of the representations, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, the Managing Broker Dealer is hereby appointed and agrees to sell the Securities on a "best efforts" basis and to solicit purchasers for the Securities at the price to be paid and upon the terms and conditions as set forth in the applicable Memorandum. The Managing Broker Dealer shall solicit purchasers for the Securities in accordance with a Tier 2 offering under Regulation A of the Securities Act of 1933 (hereafter "Reg A" or "Reg A+").

1.2. The Managing Broker Dealer is authorized to enlist other Financial Industry Regulatory Authority, Inc. ("FINRA") member Broker Dealers or non-FINRA member Registered Investment Advisers ("Registered Investment Advisers"), acceptable to the Sponsor (each, a "Selling Group Member," and collectively, the "Selling Group Members") to solicit qualified investors (each, an "Investor," and collectively, the "Investors") for the Securities.

1.3. The Securities will be continuously offered until such time the Offering is terminated by the Sponsor (the "Offering Termination Date"). The period beginning with the qualification date through the Offering Termination Date shall be the "Offering Period."

1.4. Subject to the performance by the Sponsor of all the obligations to be performed hereunder and to the completeness and accuracy of all the Sponsor's representations and warranties contained herein, the Managing Broker Dealer hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the applicable Offering Period to find Selling Group Members and/or qualified Investors for the Offering.

2. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Managing Broker Dealer and each of the Selling Group Members that:

2.1. The Sponsor is duly organized and validly exists as a corporation in good standing under the laws of the State of California, has all requisite power and authority to enter into

this Agreement, and has all requisite power and authority to conduct its business as described in the Memoranda.

2.2. No consent, approval, authorization, or other order of any governmental authority is required in connection with the execution or delivery by the Sponsor of this Agreement or the issuance and sale by the Sponsor of the Securities, except as may be required under Reg A+ or other provisions of the Securities Act or applicable state securities laws.

2.3. No defaults exist in the due performance or observance of any material obligation, term, covenant, or condition of any agreement or instrument to which the Sponsor is a party or by which it is bound.

2.4. This Agreement, when executed by the Sponsor, will have been duly authorized and will be a valid and binding agreement of the Sponsor, enforceable in accordance with its terms.

2.5. At the time of the issuance of the Securities, the Securities will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and non-assessable and will conform to the description thereof contained in the applicable Memorandum.

2.6. Subject to the performance of the Sponsor's obligations hereunder, the holders of the Securities will have the rights described in the applicable Memorandum and associated transaction documents to include the Limited Partnership Agreement.

2.7. Subject to Section 3.2, the Memorandum does not include, nor will it include during the Offering Period and through the applicable Offering Termination Date, any untrue statement of a material fact, nor does it omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

2.8. As of the Effective Date and at the time of any sale of the Securities (collectively, the "Applicable Date"), none of the Sponsor, its executive officers, directors, general partners, managing members or officers participating in the applicable Offering or persons who own 20% or more of the Sponsor:

2.8.1. Has been convicted, within ten (10) years of any Applicable Date, of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the Securities and Exchange Commission (the "SEC"); or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

2.8.2. Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

2.8.3. Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency or officer;

(ii) Engaging in the business of securities, insurance or banking; or

(iii) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten (10) years before any Applicable Date.

2.8.4. Is subject to an order of the SEC pursuant to Sections 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the "Exchange Act") or Section 203(e) or (f) of the Investment Advisers Act of 1940 (the "Investment Advisers Act") that, as of any Applicable Date:

(a) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

2.8.5. Is subject to any order of the SEC entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

2.8.6. Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

2.8.7. Has filed (as a registrant or issuer), or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of the Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

2.8.8. Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2.8.9. The Sponsor agrees to immediately notify the Managing Broker Dealer if there is a violation or potential violation of the representations set forth in this Section 2.8 during either of the Offering Periods.

2.9. The representations and warranties made in this Section 2 are made as of the date hereof and shall be continuing representations and warranties throughout the Offering Periods. In the event that any of these representations or warranties becomes untrue, the Sponsor will immediately notify the Managing Broker Dealer in writing of the fact which makes the representation or warranty untrue.

3. Duties and Obligations of the Sponsor.

3.1. The Sponsor will comply with all requirements imposed upon it by the rules and regulations of the SEC, and by all applicable state securities laws and regulations, to permit the continuance of offers and sales of the Securities, in accordance with the provisions of this Agreement and in the Memorandum, and will amend or supplement the Memorandum in order to make the Memorandum comply with the requirements of federal and applicable state securities laws and regulations.

3.2. If, at any time, any event occurs causing the Memorandum to include an untrue statement of a material fact or, in view of the circumstances under which it was made, omit to state any material fact necessary to make the statements therein not misleading, the Sponsor will notify the Managing Broker Dealer thereof, effect the preparation of an amendment or supplement to the applicable Memorandum which will correct such statement or omission, and deliver to the Managing Broker Dealer such numbers of copies of such amendment or supplement to the applicable Memorandum as the Managing Broker Dealer may reasonably request.

3.3. The Sponsor shall not make any written or oral representations or statements to Investors that contradict or are inconsistent with the statements made in the Memorandum.

3.4. Subject to the Managing Broker Dealer's actions and the actions of others in connection with the Offering, the Sponsor will comply with all requirements imposed upon it by governing regulations to include without limitation Reg A+. Upon request, the Sponsor will furnish to the Managing Broker Dealer a copy of such papers filed by the Sponsor in connection with any such exemption.

3.5. The Sponsor will apply the net proceeds received from sales of the Offering in the manner set forth in the applicable Memorandum.

3.6. The Sponsor will deliver to the Managing Broker Dealer such numbers of copies of the Memorandum and any amendment(s) or supplement(s) thereto, with all appendices and Exhibits thereto, and such numbers of copies of printed sales literature or other materials as the Managing Broker Dealer may reasonably request in connection with the Offerings or for the purposes contemplated by federal and applicable state securities laws.

3.7. The Sponsor will furnish the holders of the Securities with all reports described as may be required by the Memorandum and applicable Sponsor governing documents and will deliver to the Managing Broker Dealer, and make available, upon request, to each Selling Group Member, one copy of each such report at the time that such reports are furnished to the holders of the Securities, and any other such other information concerning the Sponsor, as may reasonably be requested.

3.8. Any officer, director, employee, or affiliate of the Sponsor who buys any Securities in connection with the Offerings shall do so for investment purposes only and not with the intention of resale or distribution.

4. <u>Representations and Warranties of the Managing Broker Dealer.</u>

The Managing Broker Dealer represents and warrants to the Sponsor and the Selling Group Members that:

4.1. The Managing Broker Dealer is duly organized and validly exists as a limited liability company in good standing under the laws of the State of Wisconsin and has all requisite power and authority to enter into this Agreement.

4.2. This Agreement, when executed by the Managing Broker Dealer, will have been duly authorized and will be a valid and binding agreement of the Managing Broker Dealer, enforceable in accordance with its terms.

4.3. The consummation of the transactions contemplated herein and those contemplated by the Memoranda will not result in a breach or violation of any order, rule, or regulation directed to the Managing Broker Dealer by any court, any federal or state regulatory body, FINRA, or any administrative agency having jurisdiction over the Managing Broker Dealer or its affiliates.

4.4. The Managing Broker Dealer is, and during the term of this Agreement will be, duly registered as a broker dealer pursuant to the provisions of the Exchange Act, a member in good standing with FINRA, and duly registered as a broker dealer in any state where offers are made by the Managing Broker Dealer. The Managing Broker Dealer will comply with all applicable laws, regulations, and requirements of the Securities Act, the Exchange Act, applicable state securities law, the published rules and regulations thereunder, and FINRA rules. The Managing Broker Dealer has all required licenses and permits.

4.5. Except as may be approved by the Sponsor or allowed under governing regulations, no agreement will be made by the Managing Broker Dealer with any person permitting the resale, repurchase or distribution of the Securities purchased by such person.

4.6. This Agreement, or any supplement or amendment hereto, may be filed by the Sponsor with the SEC or FINRA, if such filing should be required, and may be filed with and may be subject to the approval of applicable federal and applicable state securities regulatory agencies, if required.

4.7. The Managing Broker Dealer has established and implemented anti-money laundering compliance programs, in accordance with FINRA Rule 3310 and Section 352 of the Money Laundering Abatement Act and Section 326 of the Patriot Act of 2001.

4.8. As of any Applicable Date, none of the Managing Broker Dealer, its executive officers, directors, general partners, managing members, or officers participating in the Offerings or any of its employees (to include registered representatives) receiving a commission with respect to the Offerings:

4.8.1. Has been convicted, within ten (10) years of any Applicable Date of any felony or misdemeanor that was:

(a) In connection with the purchase or sale of any security;

(b) Involving or making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, or paid solicitor of purchasers of securities.

4.8.2. Is subject to any order, judgment, or decree of any court of competent jurisdiction, entered within five (5) years before any Applicable Date, that, as of such Applicable Date, restrains or enjoins such person from engaging or continuing in any conduct or practice:

(a) In connection with the purchase or sale of any security;

(b) Involving the making of any false filing with the SEC; or

(c) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities.

4.8.3. Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions), a state authority that supervises or examines banks, savings associations or credit unions, a state insurance commission (or an agency or officer of a state performing like functions), an appropriate federal banking agency, the U.S. Commodity Futures Trading Commission or the National Credit Union Administration that:

(a) As of any Applicable Date, bars the person from:

(i) Association with an entity regulated by such commission, authority, agency, or officer;

(ii) Engaging in the business of securities, insurance or banking; or

(iii) Engaging in savings association or credit union activities; or

(b) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct entered within ten (10) years before any Applicable Date.

4.8.4. Is subject to an order of the SEC pursuant to sections 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act, as of any Applicable Date:

(a) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;

(b) Places limitations on the activities, functions or operations of such person; or

(c) Bars such person from being associated with any entity or from participating in the offering of any penny stock.

4.8.5. Is subject to any order of the SEC entered within five (5) years before any Applicable Date, that, as of such Applicable Date, orders the person to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provisions of the federal securities laws including, without limitation, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and 17 CFR 240.10b-5, Section 15(c)(1) of the Exchange Act, and Section 206(1) of the Investment Advisers Act, or any other rule or regulation thereunder; or

(b) Section 5 of the Securities Act.

4.8.6. Is suspended or expelled from membership in, or suspended or barred from association with, a member of a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

4.8.7. Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within five (5) years of any Applicable Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or, is, as of any Applicable Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued.

4.8.8. Is subject to a United States Postal Service false representation order entered within five (5) years before any Applicable Date, or is, as of any Applicable Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4.8.9. The Managing Broker Dealer agrees to immediately notify the Sponsor if there is a violation or potential violation of the representations set forth in this Section 4.9 during either of the Offering Periods.

4.8.10. The representations and warranties made in this Section 4 are and shall be continuing representations and warranties throughout the Offering Periods. In the event that any of these representations or warranties becomes untrue, the Managing Broker Dealer will immediately notify the Sponsor in writing of the fact which makes the representation or warranty untrue.

5. <u>Duties and Obligations of the Managing Broker Dealer.</u>

5.1. All actions, direct or indirect, by the Managing Broker Dealer, its respective agents, members, employees, and affiliates, shall conform to (i) requirements applicable to broker dealers under federal and applicable state securities laws, rules, and regulations, and (ii) applicable requirements and rules of FINRA.

5.2. The Managing Broker Dealer will serve in a "best efforts" capacity in the offering, sale, and distribution of the Securities. The Managing Broker Dealer may offer the Securities as an agent, but all sales shall be made by the Sponsor, acting through the Managing Broker Dealer as an agent, and not by the Managing Broker Dealer as a principal. The Managing Broker Dealer shall have no authority to appoint any person or other entity as an agent or sub-agent of the Managing Broker Dealer or the Sponsor, except to appoint Selling Group Members acceptable to the Sponsor in its sole discretion.

5.3. All engagements of the Selling Group Members will be evidenced by a Soliciting Dealer Agreement substantially in the form attached hereto as Exhibit A. All engagements with the Registered Investment Advisers will be evidenced by an RIA Introduction Agreement substantially in the form attached hereto as Exhibit B. When Selling Group Members are engaged in the Offering, the Managing Broker Dealer will use commercially reasonable efforts to cause such Selling Group Members to comply with all respective obligations pursuant to both this Agreement as well as the respective Soliciting Dealer Agreement or RIA Introduction Agreement.

5.4. The Managing Broker Dealer, its employees, officers, or other agents shall make no representations to any prospective Investor other than those contained in the Memoranda and will not allow any other written materials to be used to describe the potential investment to prospective Investors other than the Memoranda or supplemental sales literature furnished to the Managing Broker Dealer by the Sponsor.

5.5. The Managing Broker Dealer will immediately bring to the attention of the Sponsor any circumstance or fact which causes the Managing Broker Dealer to believe the Memoranda, or any other literature distributed pursuant to the Offering, or any information supplied by prospective Investors in their subscription materials, may be inaccurate or misleading.

5.6. The Managing Broker Dealer shall complete all steps necessary to permit the Managing Broker Dealer to offer the Securities pursuant to exemptions available under applicable federal law and applicable state laws. The Managing Broker Dealer shall conduct all of its solicitation and sales efforts in conformity with Regulation A+.

5.7. The Managing Broker Dealer will comply in all respects with the subscription procedures and plan of distribution set forth in the Memoranda, and obtain from each prospective Investor fully complete and duly executed Subscription Agreements.

5.8. The Managing Broker Dealer shall be authorized to engage in any activities hereunder, to include sales activities, in any state for which the Managing Broker Dealer is a broker or dealer duly registered in such state, or exempt therefrom.

5.9. It is understood that no sale shall be regarded as effective unless and until accepted by the Sponsor. The Sponsor shall accept or reject any subscription for Securities in whole or in part within 30 days after receipt of the subscription for Securities. Any subscription for Securities not accepted within 30 days of receipt shall be deemed rejected.

5.10. The Managing Broker Dealer shall not knowingly execute any transaction in which an Investor invests in the Securities in a discretionary account without prior written approval of the transaction by the Investor.

5.11. In the event the Managing Broker Dealer receives any customer funds for the Securities, the Managing Broker Dealer will transmit such customer funds, not later than noon of the next business day following receipt of such funds for the Securities, to the escrow or bank account for the Offering as set forth in the applicable Memorandum and/or subscription agreement.

5.12. In the event the Sponsor has paid the Managing Broker Dealer compensation as set forth in Section 6 hereof, the Managing Broker Dealer shall be obligated to pay Selling Group Members from such funds or direct the payment of such funds, if applicable, in accordance with the Soliciting Dealer Agreement or RIA Introduction Agreement.

5.13. The Managing Broker Dealer will terminate any Offering upon request of the Sponsor at any time and will resume such Offering upon subsequent request of the Sponsor.

6. Compensation.

6.1. As compensation for services rendered by the Managing Broker Dealer under this Agreement, the Managing Broker Dealer will be entitled to receive from the Sponsor the following compensation, a portion or all of which may be re-allowed to Selling Group Members or other associated persons eligible to receive such compensation as noted in the schedule below:

	Securities Placed by Broker Dealers	Securities Referred by Registered Investment Advisers	Securities Sold by the Sponsor Directly to Investors
Managing Dealer Placement Fee	1.0%	0.5%	0.5%
Wholesaler Fee	1.0%	0.0%	0%
Selling Commission	6%	0.0%	0%
Due Diligence and Selling Group Reallowance	1%	1%	0%
Total Fees	9%	1.5%	0.5%

6.1.1. The Company agrees to reimburse the Managing Broker Dealer the cost of any FINRA filing fees.

6.2. Notwithstanding the foregoing provisions of this Section 6, the Sponsor reserves the right, in its sole discretion, to refuse to accept any or all Subscription Agreements tendered by the Managing Broker Dealer or a Selling Group Member, at any time during an Offering, and/or to terminate such Offering, in either case, in its sole discretion.

7. Offerings. The Securities shall be offered at the price and upon the terms and conditions set forth in the applicable Memorandum and the exhibits and appendices thereto and any amendments or supplements thereto.

7.1. No selling commissions, allowances, expense reimbursements or other compensation will be payable with respect to any Subscription Agreements that are rejected by the

Sponsor, or if the Sponsor terminates an Offering for any reason whatsoever. For avoidance of doubt, no selling commissions, allowances, expense reimbursements or other compensation will be payable to the Managing Broker Dealer or other party with respect to the sale of any Securities unless and until such time as the Sponsor has received the total proceeds of any such sale and has accepted the investor as a Limited Partner to the Offering.

7.2. Except as provided in Section 14, all other expenses not an obligation of Sponsor incurred by the Managing Broker Dealer in the performance of the Managing Broker Dealer's obligations hereunder, including, but not limited to, expenses related to the Offering and any attorneys' fees, shall be at the Managing Broker Dealer's sole cost and expense, and the foregoing shall apply notwithstanding the fact that the Offerings may be terminated at any time for any reason.

8. Indemnification by the Sponsor.

8.1. Subject to the conditions set forth below, the Sponsor, with respect to the Offering, agrees to indemnify and hold harmless the Managing Broker Dealer, the Selling Group Members, and their respective owners, managers, members, partners, directors, and officers (the "Selling Parties"), against any and all loss, liability, claim, damage and expense ("Loss") arising out of or based upon (A) any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as amended and supplemented from time to time) or in any application or other document filed in any jurisdiction in order to qualify the Securities under, or exempt the Offering from, the registration or qualification requirements of the securities laws thereof (each a "Securities Filing") or (B) the omission or alleged omission from either Memorandum (as amended and supplemented from time to time) or a Securities Filing of a material fact required to be stated therein or necessary to make the statements therein not misleading;

8.2. If any action is brought against any of the Selling Parties in respect of which indemnity is required hereunder, the Selling Group Party shall promptly notify the party or parties against whom indemnification is to be sought in writing of the institution of such action, and the Sponsor shall have the right to employ counsel in any such case and shall assume the defense of such action.

8.3. The Sponsor agrees to promptly notify the Managing Broker Dealer of the commencement of any litigation or proceedings against the Sponsor or any of its respective officers, directors, members, managers, partners, employees, attorneys, accountants or agents in connection with an Offering or in connection with the Memorandum.

8.4. The indemnity provided to the Managing Broker Dealer pursuant to this Section 8 shall not apply to the extent that any Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Sponsor by the Managing Broker Dealer specifically for use in the preparation of either Memorandum (or any amendment or supplement thereto) or a Securities Filing, (ii) the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Managing Broker Dealer, or (iii) the breach by the Managing Broker Dealer of its representations, warranties or obligations hereunder.

8.5. The indemnity provided to the Selling Group Members pursuant to this Section 8 shall not apply to the extent that any Loss arises out of or is based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Sponsor by the Selling Group Member specifically for use in the preparation of either Memorandum (or any amendment or supplement thereto) or a Securities Filing, (ii) the failure to qualify the offer and sale of Securities for an exemption from registration under the Securities Act and applicable state securities laws, rules or regulations caused by an action or omission of the Selling Group Member, (iii) the offer or sale by the Selling Group Member to a person who fails to meet the standards regarding suitability under any applicable federal, state, or FINRA laws, rules, and regulations, or (iv) the breach by the Selling Group Member of its representations, warranties, or obligations under its Soliciting Dealer Agreement or RIA Introduction Agreement.

9. Indemnification by the Managing Broker Dealer.

9.1. Subject to the conditions set forth below, the Managing Broker Dealer agrees to indemnify and hold harmless the Sponsor, to include its affiliates and their respective stockholders, partners, directors, officers, and each controlling person, against any and all Loss arising out of or based upon:

9.1.1. The Managing Broker Dealer's failure to comply with any of the applicable provisions of the Securities Act, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations. Provided however, indemnification shall not be provided if the Managing Broker Dealer's failure to comply with this section 9.1.1 is the direct result of acts or omissions of the Sponsor.

9.1.2. The breach by the Managing Broker Dealer of any term, condition, representation, warranty, or covenant in this Agreement;

9.1.3. Any untrue statement or alleged untrue statement of a material fact contained in either Memorandum (as from time to time it is amended and supplemented) or a Securities Filing, but only to the extent, that the untrue statement or alleged untrue statement of material fact was made in reliance on and in conformity with written information furnished to the Sponsor by the Managing Broker Dealer specifically for the purpose of inclusion in such document; or

9.1.4. The omission or alleged omission from either Memorandum (as from time to time it is amended and supplemented) or a Securities Filing of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that the omission or alleged omission of material fact was the result of written information furnished to the Sponsor by the Managing Broker Dealer specifically for the purpose of inclusion in such document.

9.2. Subject to the conditions set forth below, the Managing Broker Dealer agrees to indemnify and hold harmless each Selling Group Member, to include its affiliates and their respective stockholders, partners, directors, officers, and each controlling person, against any and all Loss arising out of or based upon:

9.2.1. The Managing Broker Dealer's failure to comply with any of the applicable provisions of the Securities Act, the regulations thereunder, applicable requirements and rules of FINRA, or any applicable federal or state securities laws and regulations, Provided however, indemnification shall not be provided if the Managing Broker Dealer's failure to comply with this section 9.2.1 is the direct result of acts or omissions of a Selling Group Member. The breach by the Managing Broker Dealer of any term, condition, representation, warranty or covenant contained in the Soliciting Dealer Agreement between the Managing Broker Dealer and such Selling Group Member.

9.3. If any action is brought against the Sponsor in respect of which indemnity may be sought hereunder, the Sponsor shall promptly notify the Managing Broker Dealer in writing of the institution of such action, and the Managing Broker Dealer shall assume the defense of such action. The Managing Broker Dealer shall have the right to employ counsel in any such case and shall assume the defense of such action.

9.4. The Managing Broker Dealer agrees to promptly notify the Sponsor of the commencement of any litigation or proceedings against the Managing Broker Dealer in connection with the Offering.

10. Indemnification by the Selling Group Member.

Subject to the conditions as more fully described in the Soliciting Dealer Agreement or RIA Introduction Agreement, each Selling Group Member shall agree to indemnify and hold harmless the Sponsor and the Managing Broker Dealer and their respective stockholders, partners, directors, officers, and each controlling person, against any and all Loss arising out of or based uponsuch Selling Group Member's failure to comply with any of the applicable provisions of the Memoranda, the Securities Act, the regulations thereunder, applicable requirements and rules of FINRA, any applicable federal or state securities laws and regulations governing the Offering, or such claims or actions resulting from the an untrue statement or omission of a statement by the Selling Group Member that would otherwise make the statement true. Provided however, such indemnification shall not apply to any failure to comply which directly results from acts, statements or omissions of the Sponsor or Managing Broker Dealer.

10.1. Notwithstanding the indemnification and hold harmless provisions of this section 10, neither the Sponsor nor Managing Broker Dealer shall be indemnified or held harmless against indirect, special, incidental, exemplary, punitive, or consequential damages, whether foreseeable or otherwise, resulting from, or otherwise arising out of any liability or loss suffered unless such liability or loss was not the result of negligence or misconduct on the part of the party seeking indemnification.

10.2. If indemnity may be sought hereunder, the Sponsor or the Managing Broker Dealer shall promptly notify the applicable Selling Group Member in writing of the institution of such action, and the Selling Group Member shall assume the defense of such action.

10.3. The Selling Group Member agrees to promptly notify the Sponsor and the Managing Broker Dealer of the commencement of any litigation or proceedings against the Selling Group Member or any of the Selling Group Member's managers, members, officers, directors,

partners, employees, affiliates, attorneys, accountants, or agents in connection with either of the Offerings

10.4. The indemnity provided to the Sponsor or Managing Broker Dealer pursuant to this Section 10 shall not apply to the extent that any Loss arises out of or is based upon any untrue statement, alleged untrue statement of material fact made omission or alleged omission of a material fact required to be disclosed by the Sponsor or Managing Broker Dealer, or any .

10.5. The indemnification provisions provided in this Section 10 are further limited to the extent that no such indemnification will be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by the party against whom indemnification is sought; (ii) such claims against the party against whom indemnification is sought have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party against whom indemnification is sought.

11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided pursuant to Sections 8, 9, and 10 is for any reason held to be unavailable from the Sponsor, the Managing Broker Dealer, or the Selling Group Members, as the case may be, the parties shall contribute to the aggregate Loss, liabilities, claims, damages and expenses (including any amount paid in settlement of any action, suit, or proceeding or any claims asserted) in such amounts as a court of competent jurisdiction may determine (or in the case of settlement, in such amounts as may be agreed upon by the parties) in such proportion to reflect the relative fault of the each party in connection with the events described in Sections 8, 9, and 10 as the case may be, which resulted in such Loss, liabilities, claims damages or expenses, as well as any other equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sponsor, the Managing Broker Dealer, the Selling Group Members, and Registered Investment Advisers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such omission or statement. The Selling Group Members, the Sponsor, and any person who controls the Managing Broker Dealer shall also have rights to contribution pursuant to this Section.

12. Privacy Act.

12.1. To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the parties wish to include the confidentiality and non-disclosure obligations set forth herein.

12.2. "Customer Information" means any information contained on a customer's application or other form and all nonpublic personal information about a customer that a party receives from the other party. Customer Information shall include, but not be limited to,

name, address, telephone number, social security number, health information, and personal financial information (which may include consumer account number).

12.3. The parties understand and acknowledge that they may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the "Privacy Laws"), and any Customer Information that one party receives from the other party is received with limitations on its use and disclosure. The parties agree that they are prohibited from using the Customer Information received from the other party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to the Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

12.4. The parties shall establish and maintain commercially reasonable safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in their control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

13. Representations and Agreements to Survive Sale and Payment. Except as the context otherwise requires, all representations, warranties, and agreements contained in this Agreement shall be deemed to be representations, warranties, and agreements at and as of the applicable Offering Termination Date, and such representations, warranties, and agreements by the Managing Broker Dealer or the Sponsor, including the indemnity and contribution agreements contained in Sections 8, 9, and 10 shall remain operative and in full force and effect regardless of any investigation made by the Managing Broker Dealer, the Sponsor, and/or any controlling person, and shall survive the sale of, and payment for, the Securities.

14. Costs of the Offerings. Except for the compensation payable pursuant to Section 6, the Managing Broker Dealer will pay all of its own costs and expenses, including, but not limited to, all expenses necessary for the Managing Broker Dealer to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Offering as the Managing Broker Dealer, and the fees and costs of the Managing Broker Dealer's counsel. The Sponsor agrees to pay all expenses incident to the performance of its obligations hereunder, including all expenses incident to marketing the Offerings and submitting filings with federal and state regulatory authorities and to the exemption of the Securities under federal and state securities laws, including fees and disbursements of the Sponsor's counsel, and all costs of reproduction and distribution of the Memoranda and any amendment or supplement thereto. The Sponsor agrees to pay all costs and expenses incident to the Offerings, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated. Furthermore, the Sponsor shall reimburse the Managing Broker Dealer for such expenses incurred in connection with the Offerings by the Managing Broker Dealer as mutually agreed to in writing by the Sponsor and the Managing-Broker Dealer.

15. Confirmation. The Sponsor agrees to confirm all orders for purchase of Securities that are accepted by the Sponsor and provide such confirmation to the Managing Broker Dealer and the Selling Group Members.

16. Termination. This Agreement is terminable by any party for any reason whatsoever or for no reason at any time upon 30 days prior written notice to the other party. Such termination shall not affect the obligations set forth in Sections 6, 8, 9, 10, 11, and 12

17. Governing Law. Dispute Resolution This Agreement shall be governed by, subject to and construed in accordance with, the laws of the State of Wisconsin without regard to conflict of law provisions and any dispute between the parties concerning this Agreement shall come within the jurisdiction of the courts of Wisconsin.

18. Venue. Any action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in Green Bay, Wisconsin.

19. Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible (a) the remainder of this Agreement shall be considered valid and operative and (b) effect shall be given to the intent manifested by the portion held invalid or inoperative.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and together which shall constitute one and the same instrument.

21. Modification or Amendment. This Agreement may not be modified or amended except by written agreement executed by the both the Sponsor and the Managing Broker Dealer.

22. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Managing Broker Dealer, shall be mailed or delivered to:

If to Managing Dealer:	**If to Sponsor:**
KCD Financial, Inc. 3601 Allied St, Suite B Green Bay, WI 4304 Email joelb@kcdfinancial.com	IGRE Capital Holdings, LLC 831 State Street, Suite 208 Santa Barbara, CA 93101 Jel@IGREfund.com with copy to wjl@igrefund.com

The notice shall be deemed to be received (i) when hand delivered either personally or by commercial messenger, (ii) one day following deposit with a recognized overnight courier service, (iii) when transmitted electronically by facsimile or by email provided confirmation of delivery is obtained by sender, (iv) on the date of its actual receipt by the party entitled thereto.

23. Parties. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the parties referred to in Sections 8, 9, and 10 and their respective successors, legal

representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under, in respect of, or by virtue of, this Agreement or any provision herein contained.

24. Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

25. Recovery of Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

26. Entire Agreement. This Agreement contains the entire understanding between the parties hereto and supersedes any prior understandings or written or oral agreements between them respecting the subject matter hereof.

27. Due Diligence. The Sponsor will authorize a collection of information regarding the Offerings (the "Due Diligence Information"), which the Sponsor may amend and supplement from time to time, to be delivered by the Managing Broker Dealer to the Selling Group Members (or their agents performing due diligence) in connection with their due diligence review of the Offerings. In the event a Selling Group Member (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offerings, the Sponsor and the Managing Broker Dealer will reasonably cooperate with such Selling Group Member to accommodate such request. All Due Diligence Information received by the Managing Broker Dealer and/or the Selling Group Members in connection with their due diligence review of the Offerings are confidential and shall be maintained as confidential and not disclosed by the Managing Broker Dealer or the Selling Group Members except to the extent such information is disclosed in the Memoranda.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SPONSOR:

IGRE Capital Holdings, LLC

DocuSigned by:

By: [signature] August 13, 2022
0177232DA7CA45F...
Name: William Levy
Title: Managing Director

Investment Grade R.E. Income Fund, LPP
By its General Partner, IGRE Capital Holdings, LLC

DocuSigned by:

By: [signature] August 13, 2022
0177232DA7CA45F...
Name: William Levy
Title: Managing Director

MANAGING BROKER DEALER:

KCD Financial Inc, a Wisconsin Company

By: Joel R. Blumenschein
Joel R. Blumenschein (Aug 25, 2022 20:00 CDT)

Name: Joel R. Blumenschein

Title: CEO

EXHIBIT A

SOLICITING DEALER AGREEMENT

EXHIBIT B

RIA INTRODUCTION AGREEMENT

KCD - IGRE - MBD Agreement - Reg A (Clean).docx (1)

Final Audit Report 2022-08-26

Created:	2022-08-26
By:	Joel Blumenschein (joelb@freedominvestorscorp.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAAZWiH9PNGuFx9WzctZ-PsUd3Sx3RpFZmm

"KCD - IGRE - MBD Agreement - Reg A (Clean).docx (1)" History

Document digitally presigned by DocuSign\, Inc. (enterprisesupport@docusign.com)
2022-08-13 - 3:42:18 PM GMT- IP address: 75.35.50.26

Document created by Joel Blumenschein (joelb@freedominvestorscorp.com)
2022-08-26 - 0:54:37 AM GMT- IP address: 75.35.50.26

Document emailed to joelb@kcdfinancial.com for signature
2022-08-26 - 0:55:45 AM GMT

Email viewed by joelb@kcdfinancial.com
2022-08-26 - 0:59:16 AM GMT- IP address: 75.35.50.26

Signer joelb@kcdfinancial.com entered name at signing as Joel R. Blumenschein
2022-08-26 - 1:00:06 AM GMT- IP address: 75.35.50.26

Document e-signed by Joel R. Blumenschein (joelb@kcdfinancial.com)
Signature Date: 2022-08-26 - 1:00:08 AM GMT - Time Source: server- IP address: 75.35.50.26

Agreement completed.
2022-08-26 - 1:00:08 AM GMT